CAHC and Affiliate Litigation & Arbitration Summary

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                        Date       Court              CAHC Attorneys         Plaintiff's Prayer
Parties                 Filed

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
Bedminister Seacor      09/98  11th Judicial Circuit  Nagin Gallop           Specific
Services Miami                 in Miami, Dade         Figueredo (Scott       Performance,
Corporation v The              County Florida         Cagan), 3225           Compensatory and
City of Miami                                         Aviation Avenue,       Consequential
                                                      3rd Floor, Miami, FL   Damages, all
                                                      33133                  unliquidated




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Bio-Services v CAHC     09/98  Superior Court of      Cuyler Burk, (Rich     $333,125 and 12,500
and Monmouth                   NJ, Monmouth           Crooker)               unregistered CAHC
Composting and                 County                 Parsippany             shares
Recycling Company,                                    Corporate Center,
Inc.                                                  4 Century Drive,
                                                      Parsippany, NJ
                                                      07054-4663





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Brownfield Partners     03/99  Superior Court of      Cuyler Burk, (Rich     $200,000 plus
of Freehold v                  NJ, Monmouth           Crooker)               interest, secured by
Monmouth Recycling             County                 Parsippany             mortgage on
and Composting                                        Corporate Center,      Freehold property
Company, Inc.                                         4 Century Drive,       (Burke Road)
                                                      Parsippany, NJ
                                                      07054-4663
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Brownfield Partners     08/99  Superior Court of      Cuyler Burk, (Rich     Foreclosure on
of Freehold v                  NJ, Monmouth           Crooker)               Freehold property
Monmouth Recycling             County                 Parsippany             (Burke Road)
and Composting                                        Corporate Center,
Company, Inc.                                         4 Century Drive,
                                                      Parsippany, NJ
                                                      07054-4663
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David J. Egarian, P.    09/99  Superior Court of      Cole, Schotz,          Entry of Default
E. and D. J. Egarian &         New Jersey, Morris     Meisel, Forman &       Judgment based on
Associates v CAHC              County                 Leonard, 25 Main,      contract for
and NRCC                                              Hackensack, NJ         $35,009.22
                                                      07602 (Ed Kiel)
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                            Litigation-            Settlement             Settlement Status
Parties                     Arbitration Status     Proposed or to be
                                                   Proposed
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
Bedminister Seacor          Scheduling             Unspecified offer      Dormant
Services Miami              Depositions.  Case     promised 07/99 by
Corporation v The           resolution             the City of Miami.
City of Miami               expected Q-4 2000






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Bio-Services v CAHC         A Summary              CAHC will appeal       Settlement
and Monmouth                Judgement was          the entry of the       discussions
Composting and              entered for Plaintiff  Summary                underway.
Recycling Company,          on 10/08/99. On        Judgement and
Inc.                        12/10/99 CAHC          attempt to settle.
                            granted leave to
                            join M. Marchese
                            as an additional
                            Defendant
                            personally.


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Brownfield Partners                                                       Dismissed 02/00
of Freehold v                                                             w/o prejudice for
Monmouth Recycling                                                        Plaintiff's failure
and Composting                                                            to respond to
Company, Inc.                                                             Defendant's
                                                                          discovery
                                                                          requests.
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Brownfield Partners         Pending filing an                             Settlement
of Freehold v               answer by 12/99                               discussions
Monmouth Recycling                                                        underway as of
and Composting                                                            12/22/99.
Company, Inc.


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David J. Egarian, P.        Motion pending to      Settlement offer of    Settled 11/12/99
E. and D. J. Egarian &      set aside plaintiff's  $5,000, followed by
Associates v CAHC           default judgment       6 $5,000 monthly
and NRCC                                           payments accepted
                                                   by Plaintiff.
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                        Date       Court              CAHC Attorneys         Plaintiff's Prayer
Parties                 Filed

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
R.W. Jones &            09/99  Superior Court of      Gibbons, Del Deo,      All Success Fees,
Associates, Inc. and           New Jersey, Essex      Griffinger &           Consulting Fees,
R. W. Jones, III v             County                 Vecchione, One         Attorney Fees and
CAHC, R. J. Longo                                     Riverfront Plaza,      1.5% interest /month
Construction                                          Newark, NJ 07102       on owed arrearage.
Company, Inc., R. J.
Longo Construction
Company, d/b/a/
EPIC, EPIC, and
Roger E. Tuttle




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NuCentury Auto, Inc.    02/99  Circuit Court of the   Smith & Herzog         $266,256 plus
v CAHC                         12th Judicial Circuit  (Mark Smith) - 200     interest and costs
                               - Will County,         West Madison           (estimated
                               Illinois               Street - Suite 1950,   $300,000+), based
                                                      Chicago 60606          on oral contract with
                                                                             CRCC
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Devro-Teepak, Inc. v    09/99  US District Court      Smith & Herzog         $309,024.35 as of
CAHC                           for Northern           (Mark Smith) - 200     04/01/99, plus
                               District,              Illinois West Madison
                                                      interest @ $72 /day Street
                                                      - Suite 1950, and costs,
                                                      based on Chicago 60606
                                                      written contract.
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Capital Active          10/98  Superior Court of      General Counsel        $145,020 plus
Funding, Inc. V                Arizona, Maricopa                             interest and costs
CAHC, Ronald K.                County
Bryce and Cynthia L.
Bryce, d.b.a. Bryce
Joint Venture, RC
Land Company, Inc.,
Clint Colvin and
Leslie Colvin, d.b.a.
Colvin Farms  and
Micro Rubber, Inc.
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Kaplan Gottbetter       12/98  Federal District       Moskowitz and          $1.1 million in fees
and Levinson, LLP              Court, Souther         Book, (Chaim           based on a
and Adam S.                    District of New        Book) 1372             consulting contract.
Gottbetter v CAHC              York                   Broadway, New
                                                      York, NY
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Center Capital Corp v   03/99  Superior Court of      Cole, Schotz,          $46,945.85 and
CAHC                           New Jersey,            Meisel, Forman &       costs
                               Bergen County          Leonard, 25 Main,
                                                      Hackensack, NJ
                                                      07602 (Ed Kiel)










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                            Litigation-            Settlement             Settlement Status
Parties                     Arbitration Status     Proposed or to be
                                                   Proposed
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
R.W. Jones &                Time for filing an     Single payment of      Settlement
Associates, Inc. and        answer delayed to      $843,750 and           finalized between
R. W. Jones, III v          04/15/00, to allow     $10,000 legal fees     Jones and CAHC.
CAHC, R. J. Longo           finalization of        on or before
Construction                settlement             02/15/00.
Company, Inc., R. J.        payment, with
Longo Construction          further delay to
Company, d/b/a/             05/15/00 upon
EPIC, EPIC, and             presentation of
Roger E. Tuttle             signed EPIC sale
                            agreement, and
                            authorizing Board
                            of Director
                            Resolution.
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NuCentury Auto, Inc.        Defendant's            Considering offering   Dormant
v CAHC                      answer filed 11/99     a lump sum of
                                                   $50,000.



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Devro-Teepak, Inc. v        Defendant's            Considering offering   Dormant
CAHC                        answer filed 11/99     a lump sum of
                                                   $150,000


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Capital Active              Default Judgment       Settlement offer       Settlement offer
Funding, Inc. V             entered.               accepted for an        accepted by
CAHC, Ronald K.                                    initial payment of     Plaintiff 10/07/99
Bryce and Cynthia L.                               $50,000 and            and finalized by
Bryce, d.b.a. Bryce                                remainder in a         written agreement
Joint Venture, RC                                  single payment in 6    completed and
Land Company, Inc.,                                months.                signed by Plaintiff
Clint Colvin and
Leslie Colvin, d.b.a.
Colvin Farms  and
Micro Rubber, Inc.
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Kaplan Gottbetter           Settlement offer for   Offer Accepted by      Final Settlement.
and Levinson, LLP           $350,000, $50,000      Plaintiff on 09/24/99  Initial Payment
and Adam S.                 paid followed by                              made 09/24/99
Gottbetter v CAHC           fifteen $20,000
                            monthly payments
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Center Capital Corp v       Default judgement      N/A                    Plaintiff is in
CAHC                        entered 10/08/99                              possession of the
                            for $36,979.80 and                            mortgaged
                            $231.20 in costs.                             equipment and
                            Plaintiff levied                              selling same.  All
                            execution on                                  monies formerly
                            CAHC's bank                                   attached by
                            account and                                   Plaintiff returned
                            collected the                                 to CAHC, except
                            judgment amount                               for $5,000 being
                                                                          held in escrow to
                                                                          cover any
                                                                          deficiency in the
                                                                          sale price.

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                        Date       Court              CAHC Attorneys         Plaintiff's Prayer
Parties                 Filed

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
Equity Investments of   05/99  Superior Court of      None                   $1,000,000 plus
Delaware v CAHC and            New Jersey, Essex                             interest and costs,
NRCC                           County                                        based on note*.

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Kenny Nachwalter        08/99  American               Warren Trazenfield,    $153,920.46 for
Seymour Arnold                 Arbitration            PA, Suite 1870,        Legal Fees on the
Critchlow & Spector,           Association -          First Union            City of Miami
PA and CAHC, MRCC              Miami                  Financial Center,      Lawsuit
and BSS                                               200 South
                                                      Biscayne
                                                      Boulevard, Miami,
                                                      FL

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Dughi & Hewit v         10/99  Superior Court of      General Counsel        $26,931.43, interest,
CAHC and NRCC                  New Jersey, Union                             costs and attorneys
                               County                                        fees


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Roger Tuttle v CAHC     11/99  Superior Court of      Gibbons, Del Deo,      930,000 replacement
                               New Jersey, Essex      Griffinger &           shares, $264,738
                               County                 Vecchione, One         repayment of loans,
                                                      Riverfront Plaza,      $1,473,191 plus
                                                      Newark, NJ 07102       interest in accrued
                                                                             salary
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Kaysons International   11/99  Supreme Court of       Gibbons, Del Deo,      $150,000 on a note
Corp v CAHC                    New York, County       Griffinger &           @ 10% interest, as
                               of Westchester         Vecchione, One         well as a suit for
                                                      Riverfront Plaza,      30,000 penalty
                                                      Newark, NJ 07102       shares of CAHC for
                                                                             each month when
                                                                             the note payment
                                                                             was not made.


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                            Litigation-            Settlement             Settlement Status
Parties                     Arbitration Status     Proposed or to be
                                                   Proposed
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
Equity Investments of        A default judgment     Settlement             Stalled pending
Delaware v CAHC and          was taken without      discussion             additional funding
NRCC                         notice 09/99.          underway.              available to
                                                                           CAHC.
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Kenny Nachwalter             Document               Non-binding            Matter settled in
Seymour Arnold               Production             Mediation              mediation for
Critchlow & Spector,                                conference held        payment of
PA and CAHC, MRCC                                   02/22/00.              $100,000: $30,000
and BSS                                                                    05/01/00, $25,000
                                                                           each on 06/01/00
                                                                           & 07/01/00 and
                                                                           $20,000 on
                                                                           08/01/00.
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Dughi & Hewit v              Plaintiffs extending   Verbal settlement,     Settlement
CAHC and NRCC                settlement date        CAHC to pay $7,500     finalized 02/00
                             pending                followed by 5          and initial
                             finalization of        monthly payments       payment made.
                             settlement docs.       of $2,500
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Roger Tuttle v CAHC          Answer and             Settlement             No finalized
                             Counter-claim filed    discussions            settlement
                             12/10/99.              underway.              reached.



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Kaysons International        Summary                Payment of $40,000,    Settlement
Corp v CAHC                  Judgement entered      followed by monthly    proposal being
                             for Plaintiff          payments of $30,000    considered by
                             03/03/00 for           and $80,000, plus      Plaintiff.
                             $150,000, interest     interest and costs.
                             and costs.  The
                             litigation regarding
                             penalty shares is
                             still a matter in
                             controversy.
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                        Date       Court              CAHC Attorneys         Plaintiff's Prayer
Parties                 Filed
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
Pisani v. CAHC          01/00  Superior Court of      Cuyler Burk, (Rich     Breach of
                               New Jersey, Essex      Crooker)               Consulting
                               County                 Parsippany             Contract, seeking
                                                      Corporate Center,      damages of
                                                      4 Century Drive,       $175,000, interest,
                                                      Parsippany, NJ         attorneys fees and
                                                      07054-4663             costs
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Biological and          02/00  County Court,          None                   Suit on Account,
Environmental                  Broward County,                               $8568.14, plus
Services V CAHC &              FL                                            interest and costs
MRCC




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Mehr & LaFrance v       01/00  Superior Court of      None                   Suit for legal fees,
CAHC                           New Jersey, Essex                             $5,000 plus interest
                               County                                        and costs


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Resource                02/00  Circuit Court, 11th    None                   Beach of Settlement
Reclamation                    Judicial Circuit,                             Agreement,
Services, Inc. V               Miami-Dade                                    $350,000, interest
CAHC                           County, FL                                    and costs



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

                            Litigation-            Settlement             Settlement Status
Parties                     Arbitration Status     Proposed or to be
                                                   Proposed
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
Pisani v. CAHC              CAHC served -          None                   N/A
                            1/10/00.  Answer
                            filing date delayed
                            to 04/031/00 to
                            allow counsel time
                            to prepare.

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Biological and              CAHC served            Payment in full on or  Awaiting answer
Environmental               02/08/00.  Answer      about 05/15/00.        on settlement
Services V CAHC &           date extended                                 offer from
MRCC                        indefinitely to allow                         Plaintiff.
                            Plaintiff time to consider the current settlement
                            offer.
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Mehr & LaFrance v           CAHC served            None                   N/A
CAHC                        01/20/00.  Answer
                            date extended to
                            03/24/00

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Resource                    CAHC served            None                   $225,000 has
Reclamation                 02/02/00, with                                been paid.  As
Services, Inc. V            answer date                                   long as monthly
CAHC                        extended to                                   payments of
                            03/22/00                                      $50,000 are timely
                                                                          made, this matter
                                                                          will be continued.
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*   - A second note for $2,000,000, plus accrued intereson both notes of
    $700,000, is cross-defaulted. The total amount due on both notes is
    $3,700,000. Page 1

                                                                Schedule 4.1(f)



                          Exceptions to Section 4.1(f)

         1. Federal, State and local tax returns for each of the Compost Entities for the year ended April 30, 1999.